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                                                                [Execution Copy]

                                            STOCKHOLDERS' AGREEMENT dated as of
                                            November 13, 1998, among
                                            HEALTHAXIS.COM, INC., a Pennsylvania
                                            corporation (the "Corporation"), and
                                            the stockholders of the Corporation
                                            identified on Schedule I hereto
                                            (collectively, the "Stockholders").

                  The Corporation is a corporation duly organized and existing under the laws of the State of Pennsylvania with an authorized capitalization of 40,000,000 shares of common stock, $.10 par value per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, $1.00 par value per share (the "Preferred Stock"), of which 943,980 shares have been designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock") and 625,529 shares have been designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"). It is deemed to be in the best interests of the Corporation and the Stockholders that provision be made for the continuity and stability of the business and policies of the Corporation and, to that end, the Corporation and the Stockholders hereby set forth their agreement with respect to the shares of Stock (as hereinafter defined) owned by the Stockholders.

                  NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

         Section 1. Definitions. As used herein, the following terms shall have the following respective meanings:

                  (a) "Affiliate", with respect to any Stockholder, shall mean any individual, partnership, corporation, group or trust that directly or indirectly controls, is controlled by or is under common control with such Stockholder, with "control" being the power to direct or cause the direction of management and policies, whether through ownership of voting securities, by contract or otherwise.

                  (b) "Designated Public Offering" shall mean a firm commitment underwritten public offering of shares of Common Stock of the Corporation under the Securities Act of 1933, as amended, at a net offering price per share that represents a pre-offering market capitalization of no less than $150,000,000 and which results in aggregate net cash proceeds of not less than $25,000,000 to the Corporation.

                  (c) "Group" shall mean:

                      (1) in the case of any Stockholder who is an individual,
(A) such Stockholder, (B) the spouse and lineal descendants of such Stockholder and (C) a trust for the benefit of any of the foregoing;

                      (2) in the case of any Stockholder that is a partnership,
(A) such partnership and any of its limited or general partners, (B) any corporation or other business organization to which such partnership shall sell all or substantially all of its assets or with which it shall be merged and (C) any Affiliate of such partnership; and

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                      (3) in the case of any Stockholder that is a corporation,
(A) such corporation, (B) any corporation or other business organization to which such corporation shall sell or transfer all or substantially all of its assets or with which it shall be merged and (C) any Affiliate of such corporation.

                  (d) "Investor" shall mean America Online, Inc., a Delaware corporation ("AOL") and shall include any successor to, or assignee of, the Investor who or which agree in writing to be treated as an Investor and to be bound by the terms and comply with the provisions hereof.

                  (e) "Management Stockholders" shall mean Michael Ashker, Alvin
H. Clemens and any executive officer that holds equity or rights to such capital stock in the Corporation.

                  (f) "Proportionate Percentage" shall mean the pro rata percentage of Stock being offered by a Selling Group Stockholder pursuant to
Section 3 hereof that the Investor shall be entitled to purchase; such pro rata percentage shall be the percentage figure that expresses the ratio, based upon Common Stock equivalents, between (x) the number of shares of Stock owned by the Investor and (y) the aggregate number of shares held by the Investor and the Selling Group Stockholder that is proposing to Sell.

                  (g) "Provident" shall mean Provident American Corporation, a Pennsylvania corporation.

                  (h) "Purchase Agreement" shall mean the Stock Purchase Agreement dated as of the date hereof, among the Corporation, Provident and the Investor.

                  (i) "Sell", as to any Stock, shall mean to sell, or in any other way directly or indirectly transfer, assign, distribute, encumber or otherwise dispose of, either voluntarily or involuntarily.

                  (j) "Selling Group Stockholders" shall mean each Management Stockholder, Provident, Health Plan Services, Inc. or Provident Indemnity Life Insurance Company or any member of the Group of any of the above proposing to Sell its Stock, or who has delivered a notice of intention to Sell, pursuant to
Section 3 and 4 hereof.

                  (k) "Stock" shall mean (i) the presently issued and outstanding shares of capital stock of the Corporation and any stock options or stock subscription warrants exercisable therefor (which options and warrants shall be deemed to be that number of outstanding shares of Stock for which they are exercisable), (ii) any additional shares of capital stock hereafter issued and outstanding and (iii) any shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised.

                  (l) "Stockholders" shall mean those persons identified on
Schedule I attached hereto as the holders of Stock and shall include any other person who agrees in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement.


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         Section 2. Limitations on Sales of Stock by Stockholders. Anything
contained in this Agreement to the contrary notwithstanding, each Selling Group Stockholder hereby agrees that she, he or it shall not at any time during the term of this Agreement Sell any Stock except:

                  (a) by sale in accordance with Sections 3 or 4 hereof, as applicable; or

                  (b) by transfer to another member of the Group to which such Selling Group Stockholder belongs; provided that the recipient of such Stock shall agree in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement and to be deemed a member of such Group.

         Section 3. Procedures on Sale of Stock to Third Parties by Selling Group Stockholders. Except as otherwise expressly provided herein, each Selling Group Stockholder, and each member of the Group of any of the above hereby agrees that she, he or it shall not Sell any Stock, except in accordance with the following procedures:

                  (a) Each Selling Group Stockholder shall first deliver to the Investor, a written notice (the "Section 3 Offer Notice"), which Section 3 Offer Notice shall (i) specifically identify the party or parties to whom or which such Selling Group proposes to sell Stock (such party or parties being hereinafter referred to as the ("Identified Parties"), pursuant to a bona fide written offer from such Identified Parties ("Third Party Offer"), (ii) include a copy of the Third Party Offer and (iii) be irrevocable for a period of 30 days after delivery thereof, offering (the "Section 3 Offer") to the Investor all of the Stock proposed to be sold by such Selling Group Stockholder to such Identified Parties at the purchase price and on the terms specified therein. The Investor shall have the right and option, for a period of 30 days after the delivery of the Section 3 Offer Notice to accept up to its Proportionate Percentage of the Stock so offered at the purchase price and on the terms stated in the Section 3 Offer Notice.

                  (b) Sales of Stock under the terms of Section 3(a) above shall be made at the offices of the Corporation on a mutually satisfactory business day within 30 days after the expiration of the applicable period. Delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

                  (c) If effective acceptance shall not be received pursuant to
Section 3(a) above with respect to all Stock offered for sale pursuant to the
Section 3 Offer Notice, then the Selling Group Stockholder shall not be obligated to Sell such Stock to the Investor pursuant to Section 3(a) above and may Sell to the Identified Parties all, but not less than all, of the Stock so offered for sale at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Section 3 Offer Notice at any time within 90 days after the expiration of the offer required by
Section 3(a) above. In the event that the Stock is not sold by the Selling Group during such 90-day period, the right of the Selling Group Stockholder to Sell such Stock shall expire and the obligations of this Section 3 shall be reinstated; provided, however, that in the event that Selling Group Stockholder determines, at any time during such 90-day period, that the sale of all or any part of the remaining Stock on the terms set forth in the Section 3 Offer Notice is impractical, the Selling Group Stockholder can terminate the offer and reinstate the procedure provided in this Section 3 without waiting for the expiration of such 90-day period.


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                  (d) Any acceptance received pursuant to Section 3(a) hereof shall be deemed conditioned upon (i) receipt of written notices of acceptance with respect to all Stock mentioned in such Section 3 Offer Notice and/or (ii) the sale of the remaining Stock, if any, pursuant to Section 3(c) above.

                  (e) Anything contained herein to the contrary notwithstanding, any purchaser of Stock pursuant to Section 3 who is not a Stockholder shall agree in writing in advance with the parties hereto to be bound by and comply with all applicable provisions of this Agreement and shall be deemed to be a Stockholder for all purposes of this Agreement.

                  (f) Anything contained herein to the contrary notwithstanding, the Selling Group Stockholder shall, in addition to complying with the provisions of this Section 3 in the event of a proposed sale of Stock, comply with the provisions of Section 4 hereof.

         Section 4. Right of Co-Sale.

                  (a) In the event that any Selling Group Stockholder (being hereinafter collectively referred to as the "Section 4 Offeree") receives a bona fide offer (the "Section 4 Offer") from a third party (the "Section 4 Offeror") to purchase any shares of Stock from such Section 4 Offeree, for a specified price payable in cash or otherwise and on specified terms and conditions, such
Section 4 Offeree shall promptly forward a notice (the "Section 4 Notice") complying with Section 4(b) to the Investor. Subject to Section 4(c), the
Section 4 Offeree shall not Sell any Stock to the Section 4 Offeror unless (i) the terms of the Section 4 Offer are extended to the Investor and (ii) the
Section 4 Offeror offers to purchase from the Investor, on the same terms as the
Section 4 Offer, the same proportion of the Investor's stock as the Section 4 Offeror proposes to purchase from the Section 4 Offeree.

                  (b) The Section 4 Notice shall set forth (i) the number of shares of Stock (based on Common Stock equivalents) to which the Section 4 Offer relates and the name of the Section 4 Offeree, (ii) the name and address of the
Section 4 Offeror, (iii) the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the Section 4 Offeree as may be reasonably necessary for the Investor to properly analyze the economic value and investment risk of such non-cash consideration) and the terms and conditions of payment offered by the Section 4 Offeror and (iv) that the Section 4 Offeror has been informed of the co-sale rights provided for in this Section 4 and has agreed to purchase Stock in accordance with the terms of this Section 4.

                  (c) Anything contained herein to the contrary notwithstanding, the Section 4 Offeree shall, in addition to complying with the provisions of this Section 4, comply with the provisions of Section 3 (it being understood that the Section 3 Offer Notice contemplated by Section 3(a) and the Section 4 Notice may be included in a single notice).

                  (d) Anything contained herein to the contrary notwithstanding, any purchaser of Stock pursuant to this Section 4 which is not a Stockholder shall agree in writing to be bound by all applicable provisions of this Agreement and shall be deemed to be a Stockholder for all purposes of this Agreement.


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         Section 5. Provident Co-Sale.

                  (a) In the event that Provident or any member of Provident's Group that directly or indirectly holds Stock in the Corporation (a "Provident Group Holder") proposes to engage in a Change-of-Control Transaction (as hereinafter defined), it or he shall first deliver not less than thirty (30) days prior written notice (the "Sale Notice") thereof to the Investor specifically identifying the party or parties (the "Acquirors") with whom or which such Change-of-Control Transaction is proposed to be effected and all other material terms of such proposed Change-in-Control Transaction. Neither Provident nor a Provident Group Holder shall consummate such proposed Change-of-Control Transaction unless the Acquirors shall concurrently acquire from the Investor all of the Stock held by the Investor at a cash purchase price per share (on a Common Stock equivalents basis) equal to the Stipulated Price Per Share (as hereinafter defined). Within ten (10) days of delivery of the Sale Notice, if Investor desires to participate in such transaction in accordance with this Section 5, it shall notify in writing (the "Participation Notice") Provident of its or his intention to so participate. Within five (5) days of delivery of a Participation Notice, Provident on the one hand and the Investor on the other hand shall designate a mutually acceptable nationally recognized investment banking firm (or, if such designation cannot be made, each shall select a nationally recognized independent investment banking firm and such two investment banking firms shall designate a third nationally recognized independent investment banking firm to act hereunder) (the "Appraiser"). Prior to the consummation of the Change-in-Control Transaction, the Appraiser shall determine the value of the consideration proposed to be paid by the Acquirors in the Change-of-Control Transaction (reflecting, in the case of any non-cash consideration, the net present value thereof) which is reasonably allocable to the Stock of the Corporation proposed to be sold directly or indirectly as part of such Change-of-Control Transaction (and in making such determination the Appraiser shall assume that the Corporation is being sold as a going concern, without any discount for lack of liquidity or minority status (i.e., that the Acquirors will acquire, directly or indirectly, 100% of the outstanding Stock of the Corporation)) and shall derive therefrom the consideration reasonably allocable to each share of Stock of the Corporation proposed to be sold directly or indirectly to the Acquirors in such transaction (the "Stipulated Price Per Share").

                  (b) For purposes hereof, a "Change-of-Control Transaction" shall mean (a) the consummation of a reorganization, merger or consolidation or other disposition of all or substantially all of the assets of Provident or a Provident Group Holder (as the case may be); or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of Provident or any Provident Group Holder (as the case may be); or (ii) the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of Provident or a Provident Group Holder (as the case may be); provided, however, that any transaction with respect to any of the respective Affiliates of Provident or any Provident Group Holder shall not constitute a Change of Control so long as such Affiliate does not then, directly or indirectly, own Stock in the Corporation.


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         Section 6. Legend on Stock Certificates. Each certificate representing shares of Stock shall bear a legend containing the following words:

                 "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND/OR THE RIGHTS OF THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF NOVEMBER 13, 1998, AMONG HEALTHAXIS.COM, INC. AND CERTAIN HOLDERS OF THE OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF HEALTHAXIS.COM, INC.

         Section 7. Additional Shares of Stock; Etc. In the event additional shares of Stock are issued by the Corporation to a Selling Group Stockholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Corporation exercisable for or exchangeable into shares of Stock, such additional shares of Stock shall, as a condition to such issuance, become subject to the terms and provisions of this Agreement.

         Section 8. Duration of Agreement. The rights and obligations of each Stockholder under this Agreement shall terminate as to such Selling Group Stockholder upon the earlier to occur of (a) the transfer of all Stock owned by such Stockholder and (b) the occurrence of a Designated Public Offering.

         Section 9. Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, (a) the laws of the Commonwealth of Virginia applicable to contracts made and to be performed wholly therein (without reference to principles of conflict of laws) and (b) the laws of the State of Pennsylvania with respect to corporations organized thereunder.

         Section 10. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, legal representatives and heirs.

         Section 11. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties:


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                     (i)   if to the Corporation, to it at:

                           HealthAxis.Com, Inc.
                           2500 Dekalb Pike
                           Norristown, PA 19404
                           Attention:  Michael Ashker
                           Telecopier: 610-279-4498

                           with a copy to:

                     (ii)  if to the Investor, to it at;

                           America Online, Inc.
                           22000 AOL Way
                           Dulles, VA 20166-9323
                           Attention: David M. Colburn, Senior Vice President, Business Affairs
                           Telecopier: 703-265-1206
                           e-mail:     AOLNOTICE@aol.com

                           With a copy to:

                           America Online, Inc.
                           22000 AOL Way
                           Dulles, VA 20166
                           Attention: General Counsel
                           Telecopier: 703-265-1105

                           with a copy to:

                           Orrick, Herrington & Sutcliffe LLP,
                           30 Rockefeller Plaza
                           New York, New York 10112
                           Telecopier: (212) 506-3730
                           Attention: Martin H. Levenglick, Esq.

                     (iii) if to a Stockholder, to it at the address set forth on Schedule I attached hereto.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

         Section 12. Modification. Except as otherwise provided herein, neither this Agreement nor any provisions hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom the enforcement of any modification, change, discharge or termination is sought or by the written consent of the Investor.


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         Section 13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         Section 14. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

         Section 15. Entire Agreement. This Agreement, the Purchase Agreement and the other writings referred to therein or delivered pursuant thereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

         Section 16. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                      HEALTHAXIS.COM, INC.


                                      By:_______________________________________
                                         Name:
                                         Title:



                                      AMERICA ONLINE


                                      By:_______________________________________
                                         Name:
                                         Title:



                                      PROVIDENT AMERICAN CORPORATION


                                      By:_______________________________________
                                         Name:
                                         Title:





                                      PROVIDENT INDEMNITY LIFE INSURANCE COMPANY


                                      By:_______________________________________
                                         Name:
                                         Title:


                                      HEALTHPLAN SERVICES, INC.


                                      By:_______________________________________
                                         Name:
                                         Title:


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           [COUNTERPART SIGNATURE PAGE TO THE STOCKHOLDERS' AGREEMENT]



                                                     MANAGEMENT SHAREHOLDERS:



                                                     ---------------------------
                                                     Michael Ashker



                                                     ---------------------------
                                                     Alvin H. Clemens

                                                                      SCHEDULE I

                                  STOCKHOLDERS


Name and Mailing Address of Stockholder
---------------------------------------

America Online, Inc.
22000 AOL Way
Dulles, VA 20166-9323

HealthPlan Services, Inc.
501 Frontage Road
Tampa, FL  33607

Provident American Corporation
2500 Dekalb Pike
Norristown, Pennsylvania  19404-0511

Provident Indemnity Life Insurance Company
2500 Dekalb Pike
Norristown, Pennsylvania  19404-0511

Michael Ashker
HealthAxis.Com, Inc.
2500 Dekalb Pike
Norristown, PA 19404

Alvin H. Clemens
Provident American Corporation
2500 Dekalb Pike
Norristown, PA 19404-0511